Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
February 5, 2007		Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports 4th Quarter and Annual 2006 Results
Earnings Up 10% Over 2005 Annual Results
     CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported fourth quarter 2006 earnings of $554 thousand compared to $1.1 million the same period last year. The fourth quarter 2006 results include an after-tax charge of $449,000 for the restructuring the mortgage operations. For the year ended December 31, 2006 net income was $4.5 million or 10.4% greater than the earnings of $4.1 million for the year ended December 31, 2005. Earnings per share, diluted were $.09 for the quarter compared to the fourth quarter 2005 results of $.19. Earnings per share, diluted for the year ended December 31, 2006 were $.76 per share compared to $.69 per share for the year ended December 31, 2005.
     Thomas A. Young, Jr., President and Chief Executive Officer of Alliance Bankshares, said, “The fourth quarter results include a pre-tax charge of $680,000 and an after-tax charge of $449,000 to wind down the Alliance Home Funding operation. Our decision to radically restructure the mortgage operation is centered on our belief that a small self contained operation will service the client base effectively yet remove the significant volatility associated with a traditional mortgage operation. Our core banking and insurance operations performed very well in 2006 and we are pleased with our loan growth. As our portfolio continues to grow, we will remain focused on quality client relationships and as we enter 2007, we are well positioned for future success.”
     Total assets were $644.4 million or $32.9 million greater than December 31, 2005 level of $611.5 million. Total loans were $378.7 million as of December 31, 2006 or 24.5% greater than the December 31, 2005 level of $304.2 million. Total loans represent 58.8% of total assets as of December 31, 2006 compared to 49.7% as of December 31, 2005. Our loan to deposit ratio amounted to 80.4% as of December 31, 2006 compared to 66.0% as of December 31, 2005. Total deposits increased by $10.1 million to $471.3 million as of December 31, 2006 compared to $461.2 million as of December 31, 2005. Investment securities were $200.8 million as of December 31, 2006, down $28.0 million from the December 31, 2005 level of $228.8 million.
     As with many other banks, we have experienced net interest margin pressure throughout 2006. In the fourth quarter our net interest margin dropped to 3.45% compared to 3.78% for the fourth quarter of 2005 and 3.64% in the third quarter of 2006. On a year to date basis our net interest margin was 3.64% compared to 3.51% for the same period in 2005.

Harvey E. Johnson, Jr., Chairman of the Board of Directors said, “As we enter 2007, the Board and Management strongly feel the restructured mortgage operation coupled with the new insurance agency have further refined an already strong operating platform. Our recent bank expansion into the Fredericksburg market is a natural extension of our lending operation.”
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create, implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
* All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend payable on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	December 31,	December 31,
	2006*	2005
ASSETS	(Dollars in thousands)
Cash and due from banks	$21,918	$25,224
Federal funds sold	11,727	37,522
Investment securities available-for-sale, at fair value	200,719	228,691
Investment securities held-to-maturity, at amortized cost	100	100
Loans held for sale	18,534	5,936
Loans, net of unearned discount and fees	378,676	304,228
less: allowance for loan losses	(4,377)	(3,422)

Loans, net	374,299	300,806
Premises and equipment, net	2,394	1,952
Other assets	14,680	11,254

TOTAL ASSETS	$644,371	$611,485

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest bearing deposits	$158,728	$185,877
Interest-bearing deposits	312,605	275,301

Total deposits	471,333	461,178

Repurchase agreements, federal funds purchased and other borrowings	53,197	58,089
Federal Home Loan Bank advances	50,000	30,000
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	4,894	3,297
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	589,734	562,874

STOCKHOLDERS’ EQUITY	54,637	48,611

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$644,371	$611,485

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006*	2005*	2006*	2005
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$7,974	$5,492	$29,458	$18,149
Investment securities	2,379	2,570	9,614	9,567
Federal funds sold	127	258	503	1,213

Total interest income	10,480	8,320	39,575	28,929

INTEREST EXPENSE:
Deposits	3,280	1,926	10,421	7,008
Purchased funds and other borrowings	2,085	1,102	8,101	3,493

Total interest expense	5,365	3,028	18,522	10,501

Net interest income	5,115	5,292	21,053	18,428
Provision for loan losses	100	285	1,020	1,142

Net interest income after provision for loan losses	5,015	5,007	20,033	17,286

OTHER INCOME:
Deposit account service charges	74	36	240	171
Gain on sale of loans	882	468	4,110	2,997
Insurance commissions	341	—	1,618	—
Net gain (loss) on sale of securities	(13)	3	(140)	(21)
Other operating income	47	156	199	367

Total other income	1,331	663	6,027	3,514

OTHER EXPENSES:
Salaries and employee benefits	2,624	2,118	10,248	7,911
Occupancy expense	647	313	1,950	1,302
Equipment expense	562	242	1,289	937
Operating expenses	1,686	1,253	5,935	4,898

Total other expenses	5,519	3,926	19,422	15,048

INCOME BEFORE INCOME TAXES	827	1,744	6,638	5,752
Income tax expense	273	633	2,159	1,694

NET INCOME	$554	$1,111	$4,479	$4,058

Net income per common share, basic (1)	$0.10	$0.20	$0.81	$0.74

Net income per common share, diluted (1)	$0.09	$0.19	$0.76	$0.69

Weighted average number of shares, basic (1)	5,546,988	5,526,958	5,536,771	5,518,743

Weighted average number of shares, diluted (1)	5,913,509	5,881,422	5,922,475	5,866,785

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Peformance Information

	December 31,	December 31,
	2006*	2005*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$385,775	$301,102
Average assets	641,682	598,953
Average equity	54,506	48,608
Return on average assets	0.34%	0.74%
Return on average equity	4.03%	9.07%
Net interest margin (1)	3.45%	3.78%
Earnings per share, basic (2)	$0.10	$0.20
Earnings per share, diluted (2)	$0.09	$0.19

For The Twelve Months Ended:
Average loans	$366,074	$268,633
Average assets	620,005	571,317
Average equity	51,179	47,224
Return on average assets	0.72%	0.71%
Return on average equity	8.75%	8.59%
Net interest margin (1)	3.64%	3.51%
Earnings per share, basic (2)	$0.81	$0.74
Earnings per share, diluted (2)	$0.76	$0.69

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality and Capital Information

	December 31,	December 31,
	2006*	2005
	(Dollars in thousands, except per share)
Credit Quality Information: (1)
Nonperforming assets:
Impaired loans	$343	$1,830
Non-accrual loans	476	—
OREO	—	—

Total nonperforming assets & past due loans	$819	$1,830

Specific reserves associated with impaired loans	$126	$115

Allowance for loan losses to total loans	1.16%	1.12%
Allowance for loan losses to non-accrual loans	9.2X	16.9X
Allowance for loan losses to nonperforming assets	5.3X	1.9X
Nonperforming assets to total assets	0.13%	0.30%
Net chargeoffs to average loans	0.02%	0.01%
Net chargeoffs	$65	$20

Capital Information:
Book value per share (2)	$9.84	$8.79
Tier I risk-based capital ratio	14.0%	16.1%
Total risk-based capital ratio	15.0%	17.0%
Leverage capital ratio	9.7%	10.0%
Total equity to total assets ratio	8.5%	7.9%

*	Unaudited financial results

(1)	Nonperforming assets are defined as non-accrual loans, impaired loans, OREO and loans past due 90 days or more and still accruing interest.

The allowance for loan losses includes a specific allocation for impaired loans.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

NM = Not Meaningful